Exhibit 1.1

[•] Shares

Diplomat Pharmacy, Inc.

Common Stock

UNDERWRITING AGREEMENT

March [•], 2015

CREDIT SUISSE SECURITIES (USA) LLC,

MORGAN STANLEY & CO. LLC

As Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue,

New York, NY 10010

c/o Morgan Stanley & Co. LLC

1585 Broadway, 4th Floor

New York, NY 10036

Dear Sirs:

1.  Introductory.  Diplomat Pharmacy, Inc., a Michigan corporation (“Company”), agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) to issue and sell to the several Underwriters [•] shares of its common stock, no par value per share (“Securities”), and the stockholders listed in Schedule B hereto (collectively, the “Selling Stockholders”) agree severally with the Underwriters to sell to the several Underwriters an aggregate of [•] outstanding shares of the Securities (such [•] shares of Securities being hereinafter referred to as the “Firm Securities”).  The Company also agrees to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [•] additional shares of its Securities, and the Selling Stockholders agree to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [•] additional outstanding shares of the Securities (collectively, “Optional Securities”), as set forth below.  The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

2.  Representations and Warranties of the Company and the Selling Stockholders.  (a)   The Company represents and warrants to, and agrees with, the several Underwriters that:

(i)  Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission a registration statement on Form S-1 (No. 333-202750) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses.  At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”.  The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities.  At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration

Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this agreement (this “Agreement”), the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended.  Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended.  The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means [5:00 pm] (New York City time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the United States Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c).  If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”.  A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time.  A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time.  For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange, including any applicable phase-in periods specified by the rules of such exchange, (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement.  For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii)  Compliance with Securities Act Requirements.  (i)(A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(iii)  Ineligible Issuer Status.  (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order, in each case as described in Rule 405 and (y) the Company or any of its subsidiaries in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(iv)  General Disclosure Package.  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated [•], 2015 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(v)  Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or supplemented or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The first sentence of this paragraph does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(vi)  Good Standing of the Company.  The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Michigan, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the subsidiaries of the Company taken as a whole (“Material Adverse Effect”).

(vii)  Subsidiaries.  Each subsidiary of the Company has been duly incorporated,  organized or formed and is existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, with power and authority (corporate or limited liability company power, as the case may be) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interests of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or other ownership interests of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens (other than liens granted in connection with (x) the Amended and Restated Credit Agreement (the Existing Credit Agreement”), dated June 26, 2014, by and among the Company, each guarantor named therein, and General Electric Capital Corporation, as agent and swingline lender, and the various lenders and agents party thereto or (y) the contemplated new credit facility (the “New Credit Facility” and, together with the Existing Credit Agreement, the “Credit Agreement”) to finance the acquisition set forth in the Securities Purchase Agreement (the “BioRx Agreement”), dated as of February 26, 2014, by and among the Company, BioRx, LLC and the other parties party thereto), encumbrances and defects.  The subsidiaries of the Company listed on Schedule D hereto are the only subsidiaries, direct or indirect, of the Company and, except as disclosed in the General Disclosure Package and the Final Prospectus and noted on Schedule D hereto, each subsidiary of the Company is a wholly-owned subsidiary, direct or indirect, of the Company.

(viii)  Offered Securities.  The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, and conform in all material respects to the information in the General Disclosure Package and the Final Prospectus; when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will be validly issued, fully paid and nonassessable, and will conform in all material respects to the information in the General Disclosure Package and the Final Prospectus and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.  Except as disclosed in the Registration Statement, General Disclosure Package and the Final Prospectus, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue or sell any shares of capital stock, any such warrants, rights or options or any such convertible or exchangeable securities or obligations.  The Company has not, directly or indirectly, offered or sold any of the Offered Securities by means of any “prospectus” (within the meaning of the Act and the Rules and Regulations) or used any “prospectus” or made any offer (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Offered Securities, in each case other than the preliminary prospectus referred to in Section 2(a)(iv) hereof.

(ix)  [Reserved]

(x)  Other Offerings.  Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company has not sold, issued or distributed any equity securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act, other than equity securities issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(xi)  No Finder’s Fee.  Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xii)  Registration Rights.  Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company or any subsidiary of the Company, on the one hand, and any person, on the other hand, granting such person the right to require the Company or such subsidiary to file a registration statement under the Act with respect to any securities of the Company or such subsidiary owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “Registration Rights”), and any person to whom the Company has granted or has agreed to grant Registration Rights has agreed or will agree not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(k) hereof.

(xiii)  Listing.  The Offered Securities have been approved for listing on the New York Stock Exchange, subject to notice of issuance.

(xiv)  Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities, except (A) such as have been obtained, or made on or prior to the date hereof and (B) such as may be required under state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xv)  Title to Property.  Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and the subsidiaries of the Company have good and marketable title to all real properties and all other properties and assets owned by them that are necessary and material to their business, in each case free from liens, charges, encumbrances and defects that would, individually or in the aggregate, have a Material Adverse Effect and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and the subsidiaries of the Company hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would, individually or in the aggregate, have a Material Adverse Effect.  The preceding sentence does not apply to any intellectual property rights, which is covered under Section 2(xxi) hereof.

(xvi)  Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement, and the offering, issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary of the Company pursuant to (a) the charter or by-laws, certificate of formation, articles of organization, operating agreement or similar organizational documents of the Company or any subsidiary of the Company, (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties or (c) any agreement or instrument to which the Company or any subsidiary of the Company is a party or by which the Company or any subsidiary of the Company is bound or to which any of the properties of the Company or any subsidiary of the Company is subject, except for purposes of clause (c) any such breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any  subsidiary of the Company; provided, however, any mandatory prepayments required by the New Credit Facility shall not constitute a Debt Repayment Triggering Event.

(xvii)  Absence of Existing Defaults and Conflicts.  Neither the Company nor any subsidiary of the Company is in violation of its respective charter or by-laws, articles of organization, certificate of formation, operating agreement or similar organizational documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(xviii)  Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(xix)  Possession of Licenses and Permits.  The Company and the subsidiaries of the Company possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses, approvals, consents, permits and other authorizations (“Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary or material to the conduct of the business as now conducted or proposed and as described in the General Disclosure Package, including, without limitation, all such certificates, approvals, authorizations, licenses and permits required by the United States Food and Drug Administration (the “FDA”) or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; all of the Licenses are valid and in full force and effect, except when the invalidity of such Licenses or the failure of such Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Licenses that, if determined adversely to the Company or any subsidiary of the Company, would, individually or in the aggregate, have a Material Adverse Effect.

(xx)  Absence of Labor Dispute.  No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent that would have a Material Adverse Effect.

(xxi)  Possession of Intellectual Property.  The Company and the subsidiaries of the Company own, possess the right to use or can acquire on reasonable terms adequate trademarks, trade names, patents, copyrights, domain names, licenses, technology, know-how and other intellectual property (collectively, “Intellectual Property Rights”) necessary to the conduct of the business now operated by them, or presently employed by them, except where the failure to own, possess such right to use or so acquire such Intellectual Property Rights, individually or in the aggregate, would not have a Material Adverse Effect.  The Company and the Subsidiaries have not received any written notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company or any subsidiary of the Company, would, individually or in the aggregate, have a Material Adverse Effect.

(xxii)  Environmental Laws.  Except as disclosed in the General Disclosure Package and the Final Prospectus, neither the Company nor any subsidiary of the Company is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances  (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(xxiii)  Accurate Disclosure.  The statements in the General Disclosure Package and the Final Prospectus under the headings “Material U.S. Federal Income and Estate Tax Considerations For Non-U.S. Holders of Common Stock”, “Description of Capital Stock”, “Risk Factors—Risks Related to Federal and State Laws and Regulations”, “Risk Factors—Risks Related to Our Business and Industry—If some of the drugs that we provide lose their orphan drug status, we could face increased competition”, “Business—Governmental Regulation”, “Certain Relationships and Related-Party Transactions—Related Party Transactions—Shareholder Agreements”, “Certain Relationships and Related-Party Transactions—Related Party Transactions—Registration Rights Agreement” and “Certain Relationships and Related-Party Transactions—Related Party Transactions—Company Loans”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries in all material respects of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xxiv)  Absence of Manipulation.  The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxv)  Statistical and Market-Related Data.  Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus, the General Disclosure Package or the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(xxvi)  Internal Controls and Compliance with the Sarbanes-Oxley Act.  Except as set forth in the General Disclosure Package and the Final Prospectus, the Company, the subsidiaries of the Company and the Company’s Board of Directors (the “Board”) are in compliance with all applicable provisions of Sarbanes-Oxley and all applicable Exchange Rules.  The Company maintains a system of internal controls, including disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that are designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with the generally accepted accounting principles in the United States (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules.  The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(xxvii)  Absence of Accounting Issues.  The Board or any committee thereof is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Board or any committee thereof review or investigate, (i) any matter which could result in a restatement of the Company’s financial statements contained in each Registration Statement, the General Disclosure Package and the Final Prospectus for any annual or interim period during the current or prior three fiscal years; or (ii) a significant deficiency, material weakness or fraud involving management or other employees who have a significant role in Internal Controls.

(xxviii)  Litigation.  Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any subsidiary of the Company or any of their respective properties that, if determined adversely to the Company or any subsidiary of the Company, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign), to the knowledge of the Company, are contemplated or threatened.

(xxix)  Financial Statements.  The financial statements included in each Registration Statement, the General Disclosure Package and the Final Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries or BioRx, LLC and its consolidated subsidiaries, as the case may be, as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP—applied on a consistent basis; the schedules included in each Registration Statement present fairly in all material respects the information required to be stated therein; and the assumptions used in preparing any pro forma financial statements included in each Registration Statement and the General Disclosure Package and the Final Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.  BDO USA, LLP, which has certified the financial statements of the Company and MedPro Rx, Inc. included in the General Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company and MedPro Rx, Inc. within the Rules and Regulations and as required by the Act and the applicable rules and guidance from the Public Company Accounting Oversight Board (United States).  McGladrey LLP, which has certified the financial statements of BioRx, LLC included in the General Disclosure Package and the Final Prospectus, is an independent certified public accounting firm with respect to the Company and BioRx, LLC within the Rules and Regulations and as required by the Act.  The summary and selected financial and statistical data included in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.  The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus.  There are no financial statements that are required to be included in the Registration Statement, the General Disclosure Package or the Final Prospectus that are not included as required.

(xxx)  No Material Adverse Change in Business.  Except as disclosed in the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the subsidiaries of the Company, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and the subsidiaries of the Company, (iv) there has been no material transaction entered into and there is no material transaction that is probable of being entered into by the Company other than transactions in the ordinary course of business, (v) there has been no obligation, direct or contingent, that is material to the Company taken as a whole, incurred by the Company, except obligations incurred in the ordinary course of business and (vi) neither the Company nor any of the subsidiaries of the Company has sustained any loss or interference with its business that is material to the Company and the subsidiaries of the Company taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(xxxi)  Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(xxxii)  Ratings.  No “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

(xxxiii)  Taxes.  The Company and subsidiaries of the Company have filed all federal, state, local and non-U.S. tax returns that are required to be filed by them or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the General Disclosure Package and the Final Prospectus, the Company and the subsidiaries of the Company have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.  Except as disclosed in the General Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries is nor at any time has been a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement with respect to taxes.

(xxxiv)  eXtensible Business Reporting Language.  The interactive data in XBRL included or incorporated by reference in each Registration Statement, the General Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxxv)  Insurance. The Company and the subsidiaries of the Company are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of the subsidiaries of the Company or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and the subsidiaries of the Company are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any subsidiary of the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any subsidiary of the Company has been refused any insurance coverage sought or applied for, other than any such refusal that would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus; and the Company has obtained directors’ and officers’ insurance in such amounts as is customary for comparable public reporting companies.

(xxxvi)  Regulatory Filings.  The Company and its subsidiaries have filed with applicable regulatory authorities all material statements, reports, information or forms required by any applicable law, regulation or order.  All such filings were in compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filing.

(xxxvii)  No Unlawful Payments.  Neither the Company nor any subsidiary of the Company or affiliates, nor any director, or officer, nor, to the Company’s knowledge, any employee, agent or authorized representative of the Company or any of the subsidiaries of the Company or affiliates, has (i) taken or will take any action in furtherance of any offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an unlawful or improper political or other advantage, (ii) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (iii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iv) violated or is in violation of applicable anti-corruption laws and anti-bribery laws in any country in which it does business, including the U.S. Foreign Corrupt Practices Act of 1977 or (v) made any unlawful bribe, rebate, payoff influence payment, kickback or other unlawful payment.

(xxxviii)  Compliance with Anti-Money Laundering Laws.  The operations of the Company, its subsidiaries and affiliates, and all directors, officers and employees, and, to the Company’s knowledge, all agents and authorized representatives of the Company and all of its subsidiaries and affiliates are and have been conducted at all times in compliance with, and each has taken and will continue to take reasonable action designed to comply with, all applicable financial recordkeeping and reporting requirements and the anti-money laundering statutes of jurisdictions applicable to the Company and the subsidiaries of the Company, the rules and regulations thereunder and any related or similar rules, regulations and guidelines, issued, administered or enforced by any governmental agency applicable to the Company and the subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any subsidiary of the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxix)  Sanctions.  (i) None of the Company, the subsidiaries of the Company, or any director, officer or employee, or to the Company’s knowledge, any agent, affiliate or authorized representative of the Company or any subsidiary of the Company is subject to any U.S. sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or other sanctions authority applicable to the Company and its subsidiaries (collectively, the “Sanctions”) or located, organized or resident in a country or territory that is the subject of Sanctions.  The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner, person or other entity:

(A)  to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)  in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(ii)  For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.  The Company, its subsidiaries and  affiliates, and all directors, officers, and employees, and, to the Company’s knowledge, all agents and representatives of the Company and all of its subsidiaries have taken and will continue to take reasonable action designed to comply with such applicable laws.

(xl)  No Restrictions on Payments by Subsidiaries.  Except as described in the General Disclosure Package and the Final Prospectus with respect to restrictions set forth in the Credit Agreement, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, (i) from paying any dividends to the Company, (ii) from making any other distribution on such subsidiary’s capital stock to the Company, (iii) from repaying to the Company any loans or advances to such subsidiary from the Company or (iv) from transferring any of such subsidiary’s material properties or assets to the Company or any other subsidiary of the Company.

(b)  Each Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters that:

(i)  Title to Securities.  Such Selling Stockholder has valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date.

(ii)  [Reserved]

(iii)  No Distribution of Offering Material.  Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Offered Securities.

(iv)  Absence of Further Requirements.  No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by the Custody Agreement (as defined herein) of such Selling Stockholder or this Agreement in connection with the offering and sale of the Offered Securities sold by such Selling Stockholder, except such as have already been obtained or made (including under the Act) or such as may be required under the state securities laws or the rules of FINRA.

(v)  Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of the Power of Attorney (as defined below) and related Custody Agreement of such Selling Stockholder and this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, (i) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any of his, her or its properties, (ii) any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, or (iii) the charter or by-laws of such Selling Stockholder (if such Selling Stockholder is a corporation) or the constituent documents of such Selling Stockholder (if such Selling Stockholder is not a natural person or a corporation), except with respect to clause (ii) above, for such breaches, violations, defaults, liens, charges and encumbrances as would not, individually or in the aggregate, materially and adversely affect such Selling Stockholder’s ability to perform its obligations hereunder and under the Power of Attorney and related Custody Agreement.

(vi)  Power of Attorney and Custody Agreement; Notice of Option Exercise.  The power of attorney (the “Power of Attorney”) and related Custody Agreement with respect to such Selling Stockholder have been duly authorized, executed and delivered by such Selling Stockholder and, assuming due authorization, execution and delivery by each other party thereto, constitute valid and legally binding obligations of such Selling Stockholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(vii)  General Disclosure Package. As of the Applicable Time, neither of (i) the General Disclosure Package, nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 2(b)(vii) are limited in all respects to statements or omissions made in reliance upon and in conformity with information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Registration Statement, General Disclosure Package, Limited Use Issuer Free Writing Prospectus and Final Prospectus and any amendment or supplement thereto, and it being understood and agreed that the only such information furnished by such Selling Stockholder consists of the following information: the information related to such Selling Stockholder in the table and corresponding footnotes (excluding any percentages) under the heading “Principal and Selling Shareholders” (as applicable to such Selling Stockholder, the “Selling Stockholder Information”).

(viii)  Compliance with Securities Act Requirements.  (i)(A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the representations and warranties set forth in this Section 2(b)(viii) are limited in all respects to statements or omissions made in reliance upon and in conformity with information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Registration Statement, General Disclosure Package and Final Prospectus and any amendment or supplement thereto, and it being understood and agreed that the only such information furnished by such Selling Stockholder consists of the Selling Stockholder Information.

(ix)  No Undisclosed Material Information.  The sale of the Offered Securities by such Selling Stockholder pursuant to this Agreement is not prompted by any material information concerning the Company or any subsidiary of the Company that is not set forth in the General Disclosure Package.

(x)  [Reserved]

(xi)  Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(xii)  No Finder’s Fee.  Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xiii)  Absence of Manipulation.  Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xiv)  Lock-up Agreements.  Such Selling Stockholder has duly authorized, executed and delivered to the Representatives a lock-up letter in the form of Exhibit B hereto.

3.  Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and each Selling Stockholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and each Selling Stockholder, at a purchase price of $[•] per share, that number of Firm Securities (rounded up or down, as determined by the Representatives in their discretion, in order to avoid fractions) obtained by multiplying [•] Firm Securities in the case of the Company and the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule B hereto, in the case of a Selling Stockholder, in each case by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of Firm Securities.

Certificates in negotiable form for the Offered Securities to be sold by the Selling Stockholders hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements (“Custody Agreements”) made with Diplomat Pharmacy, Inc., as custodian (in such capacity, the “Custodian”).  Each Selling Stockholder agrees that the shares represented by the certificates held in custody for the Selling Stockholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust.  If any individual Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, certificates for such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

The Company and the Custodian will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company in the case of [•] shares of Firm Securities and the Custodian in the case of [•] shares of Firm Securities, at the office of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019 at 10:00 A.M., New York City time, on [•], 2015, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”.  For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.  The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Cravath, Swaine & Moore LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company and the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities.  Each of the Company and the Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by (x) in the case of the Company, [•]% and (y) in the case of the Selling Stockholders, [•]% of a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Stockholders in Schedule B hereto under the caption “Number of Optional Securities to be Sold”, and the denominator of which is the total number of Optional Securities to be sold by all Selling Stockholders in Schedule B hereto, in each case subject to adjustment by the Representatives to eliminate fractions; provided, however, that the amount paid by the Underwriters for any Optional Securities shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Securities but not payable on such Optional Securities.  Such Optional Securities shall be purchased from the Company and each Selling Stockholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions).  No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.  The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company and the Selling Stockholders.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given.  The Company and the Custodian will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, in the case of any Optional Securities delivered by the Company to the Underwriters, and to the order of the Custodian, as reasonably directed by the Custodian in the case of any Optional Securities delivered by the Custodian on behalf of the Selling Stockholders to the Underwriters, at the above office of Cravath, Swaine & Moore LLP.  The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Cravath, Swaine & Moore LLP at a reasonable time in advance of such Optional Closing Date.

4.  Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.  Certain Agreements of the Company and the Selling Stockholders.  The Company agrees with the several Underwriters and the Selling Stockholders (and, where applicable, the Selling Stockholders agree with the Company and the several Underwriters) that:

(a)  Additional Filings.  Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the second succeeding sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement.  The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing.  If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York City time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b)  Filing of Amendments: Response to Commission Requests.  The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent, which consent shall not be unreasonably withheld or delayed; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)  Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives (or, if applicable, the applicable Selling Stockholder will promptly notify the Company and the Representatives) of such event and the Company will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)  Rule 158.  As soon as practicable, the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(e)  Furnishing of Prospectuses.  The Company will furnish to the Representatives copies of each Registration Statement (two of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request.  The Final Prospectus shall be so furnished on or prior to 5:00 P.M., New York City time, on the business day following the execution and delivery of this Agreement.  All other such documents shall be so furnished as soon as available.  The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)  Blue Sky Qualifications.  The Company will cooperate with Representatives to arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities by the Underwriters as contemplated hereby; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)  Reporting Requirements.  During the period of three years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives upon request (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) it is not required to furnish such reports or statements to the Underwriters.

(h)  Payment of Expenses.  The Company and each Selling Stockholder agree with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company and such Selling Stockholder, as the case may be, under this Agreement, including any filing fees and other expenses (including the reasonable fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives reasonably designate and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by FINRA of the Offered Securities (including (A) filing fees and (B) the reasonable fees and expenses up to $25,000 of counsel for the Underwriters relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including any travel expenses of the Company’s officers and employees and any other expenses of the Company including one-half of the expenses of the chartering of airplanes in connection with any road show, fees and expenses incident to listing the Offered Securities on the New York Stock Exchange, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, any transfer taxes on the sale by the Selling Stockholders of the Offered Securities to the Underwriters and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.  The Underwriters shall be responsible for the remaining one-half of any aircraft chartered in connection with any road show and for the remaining fees and expenses of their counsel.  The Company and Selling Stockholders will pay all of their own costs and expenses, including any transfer or other taxes payable on the sale of their Offered Securities, except as provided in any separate agreement with the Company relating to the allocation of payment of expenses among such parties.

(i)  Use of Proceeds.  The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any Underwriter or any affiliate of any Underwriter.

(j)  Absence of Manipulation.  The Company and the Selling Stockholders will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k)  (A)   Restriction on Sale of Securities by Company.  For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, issue, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except (a) the Securities to be sold hereunder, (b) grants of securities of the Company authorized for issuance as of the date hereof and in accordance with the terms of any equity compensation plans described in the General Disclosure Package and the Final Prospectus, (c) the filing of a registration statement on Form S-8 with respect to an equity compensation plan described in the General Disclosure Package and the Final Prospectus, (d) [Reserved], (e) issuances of Lock-Up Securities pursuant to the exercise of options outstanding on the date hereof and disclosed in the General Disclosure Package and Final Prospectus and (f) issuances of Lock-Up Securities as full or partial consideration for one or more acquisitions, mergers, or other joint ventures or other strategic transactions involving the Company or any subsidiary of the Company; provided that in the case of this clause (f), (x) such aggregate issuances shall not be greater than 10% of the total outstanding Securities immediately following the initial closing hereunder, (y) the recipients of such Lock-Up Securities agree to be bound by a lock-up letter in the form executed by directors and officers pursuant to Section 7(i) hereof and (z) in any public announcement regarding the consideration for the such transaction the Company shall refer to the lock-up agreement; provided further that the limitation in clause (x) of the preceding proviso of this clause (f) shall not apply to Lock-Up Securities issued by the Company pursuant to the BioRx Agreement.  The initial Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that, if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.  The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(B) Agreement to Announce Lock-Up Waiver.  If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 7(i) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit A hereto through a major news service at least two business days before the effective date of the release or waiver.

(l)  Restriction on Sale of Securities by Selling Stockholders.  For the period specified in each of the lock-up letters (the “Stockholder Lock-Up Letters”) previously executed by each Selling Stockholder, each Selling Stockholder will not take any action in contravention of such Stockholder Lock-Up Letters.

6.  Free Writing Prospectuses.  The Company and Selling Stockholders represent and agree that, unless they obtain the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.  Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

(a)  Accountants’ Comfort Letters.  The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of BDO USA, LLP, confirming that it is an independent registered public accounting firm within the meaning of the Securities Laws, as well as from McGladrey LLP, confirming that it is an independent certified public accounting firm, in each case in the form previously agreed among the Representatives and BDO USA LLP or McGladrey LLP, as applicable, and satisfactory to the Representatives (except that, in any letter dated a Closing Date, the specified date referred to in such letter shall be a date no more than three days prior to such Closing Date).

(b)  Effectiveness of Registration Statement.  If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York City time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof.  Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Representatives, shall be contemplated by the Commission.

(c)  No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the subsidiaries of the Company taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company or its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company or its subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the NASDAQ Stock Market, or any setting of minimum or maximum prices for trading on either such exchange; (v) any suspension of trading of any securities of the Company or its subsidiaries on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity, natural disaster or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity, natural disaster or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)  Opinion of Counsel for the Company.  The Representatives shall have received an opinion, dated such Closing Date, of Honigman Miller Schwartz and Cohn LLP, counsel for the Company, in the form previously agreed among the Representatives and Honigman Miller Schwartz and Cohn LLP and satisfactory to the Representatives.

(e)  Certificate of General Counsel of the Company.  The Representatives shall have received a certificate, dated such Closing Date, of Ryan Ruzziconi, General Counsel of the Company, in the form previously agreed among the Representatives and the Company and satisfactory to the Representatives.

(f)  Opinion of Counsel for BioRx, LLC. The Representatives shall have receive an opinion, dated such Closing date, of [•], Delaware counsel to BioRx, LLC in the form previously agreed among the Representatives and [•] and satisfactory to the Representatives.

(g)  Opinion of Counsel for Selling Stockholders.  The Representatives shall have received an opinion, dated such Closing Date, of Honigman Miller Schwartz and Cohn LLP, counsel for the Selling Stockholders, in the form previously agreed among the Representatives and Honigman Miller Schwartz and Cohn LLP and satisfactory to the Representatives.

(h)  Opinion of Counsel for Underwriters.  The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.  In rendering such opinion, Cravath, Swaine & Moore LLP may relay as to all other matters governed by Michigan law upon the opinion of Honigman Miller Schwartz and Cohn LLP.

(i)  Officer’s Certificate.  The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: (A) the representations and warranties of the Company in this Agreement are true and correct; (B) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; (C) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge and after reasonable investigation, are contemplated by the Commission; (D) the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, (E) subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the subsidiaries of the Company taken as a whole except as set forth in the General Disclosure Package and the Final Prospectus or as described in such certificate.

(j)  Lock-Up Agreements.  On or prior to the date hereof, the Representatives shall have received lockup letters, in the form attached hereto as Exhibit B, from each of the executive officers and directors of the Company, from such other stockholders, option holders and warrant holders of the Company set forth on Exhibit C hereto.

(k)  Custodian Tax Letter.  The Custodian will to deliver to the Representatives a letter stating that it will deliver to each Selling Stockholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

(l)  To avoid a 28% backup withholding tax each Selling Stockholder will deliver to the Representatives a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof, including a Form W-8).

(m)  No Objection.  FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Offered Securities.

(n)  New York Stock Exchange Listing.  The Offered Securities shall have been approved for listing on the New York Stock Exchange, subject to notice of issuance.

(o)  [Reserved]

The Selling Stockholders and the Company will furnish the Representatives with any additional opinions, certificates, letters and documents as the Representatives reasonably request and conformed copies of documents delivered pursuant to this Section 7.  The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.  Indemnification and Contribution.  (a)  Indemnification of Underwriters by Company.  The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any road show as defined in Rule 433(h) under the Securities Act (a “road show”) used in connection with the offering, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b)  Indemnification of Underwriters by Selling Stockholders.  Each Selling Stockholder will indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any “road show” used in connection with the offering, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that (i) this Section 8(b) shall apply only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon the Selling Stockholder Information and (ii) the liability of each Selling Stockholder pursuant to this subsection (b) shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Offered Securities sold by such Selling Stockholder hereunder (with respect to each Selling Stockholder, such amount being referred to herein as such Selling Stockholder’s “Net Proceeds”).  The obligations of the Selling Stockholders set forth in this Section 8(b) shall be several and not joint; provided, however, that [(x) such obligations of the Philip R. Hagerman Revocable Trust, The 2007 Hagerman Family GST Trust u/t/a/ 6/1/2007, the JH GST Trust u/t/a 5/1/2007, the Jocelyn Hagerman 2013 Irrevocable Exempt Trust for Megan B. Lineberger and the Jocelyn Hagerman 2013 Irrevocable Exempt Trust for Jennifer K. Hagerman (collectively, the “Hagerman Selling Stockholders”) shall be joint and several between each such Hagerman Selling Stockholder and (y) such obligations of Jeffrey Rowe and The Rowe Family GST Trust (together, the “Rowe Selling Stockholders”) shall be joint and several between each such Rowe Selling Stockholder.]

(c)  Indemnification of Company and Selling Stockholders.  Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Stockholder (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting” and the information relating to stabilization transactions, penalty bids and syndicate covering transactions contained in the thirteenth paragraph under the caption “Underwriting”.

(d)  Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above.  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonably incurred fees and expenses of counsel as contemplated by this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)  Contribution.  If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e).  Notwithstanding the provisions of this subsection (e), (x) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (y) no Selling Stockholder shall be required to contribute any amount in excess of such Selling Stockholder’s Net Proceeds.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

9.  Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date.  If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 10 hereof (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination).  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.  If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than (A) any event specified in Section 7(c)(iii), (iv), (vi), (vii) or (viii) or (B) solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Stockholders and the Underwriters pursuant to Section 8 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.  Notices.  All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to Credit Suisse Securities (USA) LLC at Eleven Madison Avenue, New York, NY 10010-3629, Attention:  LCD-IBD and Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036, Attention: Equity Syndicate Desk with a copy to the Legal Department, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Diplomat Pharmacy, Inc., 4100 S. Saginaw St., Flint, MI 48507, Attention: General Counsel, with a copy to Honigman Miller Schwartz and Cohn LLP, 660 Woodward Avenue, 2290 First National Building, Detroit, MI 48226, Attention: Michael Ben, or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or telegraphed and confirmed to Ryan Ruzziconi and Sean Whelan at 4100 S. Saginaw St., Flint, MI 48507, with a copy to Honigman Miller Schwartz and Cohn LLP, 660 Woodward Avenue, 2290 First National Building, Detroit, MI 48226, Attention: Michael Ben; provided, however, that any notice to an Underwriter pursuant to Section 8 hereof will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors, controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.  Representation of Underwriters.  The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.  Ryan Ruzziconi or Sean Whelan will act for the Selling Stockholders in connection with such transactions, and any action under or in respect of this Agreement taken by Ryan Ruzziconi, Sean Whelan or their duly designated substitutes will be binding upon all the Selling Stockholders.

14.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.  Absence of Fiduciary Relationship.  The Company and the Selling Stockholders acknowledge and agree that:

(a)  No Other Relationship.  The Underwriters have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholders, on the one hand, and any Underwriter, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether any Underwriter has advised or is advising the Company or the Selling Stockholders on other matters;

(b)  Arm’s-length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by Company and the Selling Stockholders following discussions and arm’s-length negotiations with the Underwriters and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)  Absence of Obligation to Disclose.  The Company and the Selling Stockholders have been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholders and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Selling Stockholder by virtue of any fiduciary, advisory or agency relationship; and

(d)  Waiver.  The Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16.  Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and each Selling Stockholder hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company and each Selling Stockholder irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.  The Company, the Selling Stockholders and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

DIPLOMAT PHARMACY, INC.

By:
Name:
Title:

THE SELLING SHAREHOLDERS NAMED IN SCHEDULE B HERETO, ACTING SEVERALLY

By:
Name:
Title:
As Attorney-in-Fact acting on behalf of each of the Selling Shareholders named in Schedule B of this Agreement.

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of themselves and as Representatives of the several Underwriters.

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

SCHEDULE A

Number of
Firm Securities
Underwriter	to be Purchased
Credit Suisse Securities (USA) LLC	[•]
Morgan Stanley & Co. LLC	[•]
J.P. Morgan Securities LLC	[•]
Wells Fargo Securities, LLC	[•]
William Blair & Company, L.L.C.	[•]
Leerink Partners LLC	[•]
Raymond James & Associates, Inc.	[•]

Total	[•]

SCHEDULE B

Number of
	Number of	Optional
	Firm Securities	Securities to
Selling Stockholder	to be Sold	be Sold

Total	[•]	[•]

SCHEDULE C

1.             General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1.  [None.]

2.             Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.              The initial price to the public of the Offered Securities.

SCHEDULE D

LIST OF SUBSIDIARIES

Subsidiary Name	Direct Parent	Jurisdiction of Organization

Envoy Health Management, LLC d/b/a Diplomat Pharmacy Services	Diplomat Pharmacy, Inc.	Michigan
Navigator Health Service, LLC, a Michigan limited liability company	Diplomat Pharmacy, Inc.	Michigan
Diplomat Health Services, LLC	Diplomat Pharmacy, Inc.	Michigan
Diplomat Specialty Pharmacy of Flint, LLC	Diplomat Pharmacy, Inc.	Michigan
Diplomat Specialty Pharmacy of Grand Rapids, LLC	Diplomat Pharmacy, Inc.	Michigan
Diplomat Specialty Pharmacy of Chicago, LLC	Diplomat Pharmacy, Inc.	Michigan
Diplomat Specialty Pharmacy of Ft. Lauderdale, LLC	Diplomat Pharmacy, Inc.	Michigan
Diplomat Specialty Pharmacy of Southern California, LLC	Diplomat Pharmacy, Inc.	Michigan
Ambassador Compounding, LLC	Diplomat Pharmacy, Inc.	Michigan
Diplomat Specialty Pharmacy Great Lakes Distribution Center, LLC	Diplomat Pharmacy, Inc.	Michigan
DSP Flint Real Estate, LLC	Diplomat Pharmacy, Inc.	Michigan
DSP-Building C, LLC	Diplomat Pharmacy, Inc.	Michigan
Diplomat Corporate Properties, LLC	Diplomat Pharmacy, Inc.	Michigan
Diplomat Holding, LLC	Diplomat Pharmacy, Inc.	Michigan
Diplomat Infusion Services, LLC	Diplomat Pharmacy, Inc.	Michigan
Diplomat Health Management, LLC	Diplomat Pharmacy, Inc.	Michigan
American Homecare Federation, Inc.	Diplomat Pharmacy, Inc.	Connecticut
MedPro RX, Inc.	Diplomat Pharmacy, Inc.	North Carolina
Primrose Healthcare, LLC (a)	Diplomat Pharmacy, Inc.	Delaware
[BioRx, LLC]	[Diplomat Pharmacy, Inc.]	[Delaware]

(a) The Company has a 51% controlling ownership

EXHIBIT A

[[Form of Press Release]

Diplomat Pharmacy, Inc.
[Date]

Diplomat Pharmacy, Inc. (“Diplomat”) announced today that Credit Suisse and Morgan Stanley, the joint lead book-running managers in the Company’s recent public sale of [•] shares of common stock, is [waiving] [releasing] a lock-up restriction with respect to [•] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on     ,  20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.]

EXHIBIT B

FORM OF LOCK-UP AGREEMENT

March [•], 2015

Diplomat Pharmacy, Inc.
4100 S. Saginaw Street
Flint, MI 48507

Credit Suisse Securities (USA) LLC

Morgan Stanley & Co. LLC

As Representatives of the several Underwriters

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

c/o Morgan Stanley & Co. LLC

1585 Broadway, 4th Floor

New York, NY 10036

Dear Sirs:

As an inducement to the Underwriters (as defined in the Underwriting Agreement) to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering (the “Offering”) will be made of shares of common stock, no par value per share (the “Securities”), of Diplomat Pharmacy, Inc., a Michigan corporation, and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC (the “Representatives”).  In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for, or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.  Capitalized terms used herein shall have the meanings specified in the Underwriting Agreement unless otherwise defined herein.

The initial Lock-Up Period will commence on the date of this letter agreement (this “Lock-Up Agreement”) and continue and include the date 90 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Follow-On Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties; provided, however, that, if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Any Securities received upon exercise of options granted to the undersigned or upon the conversion or vesting of any security will also be subject to this Lock-Up Agreement.

Notwithstanding the foregoing, the restrictions contained in this Lock-Up Agreement shall not apply to any of the following:

(i)                                     sale of Securities by the undersigned to the Underwriters, pursuant to the Underwriting Agreement;

(ii)                                  sales of Securities purchased by the undersigned in the open market after completion of the Offering;

(iii)                               transfer of Securities or other securities of the Company (A) by the undersigned as a bona fide gift or gifts; (B) by the undersigned to an immediate family member (defined as any relation by blood, marriage, domestic partnership or adoption, not more remote than first cousin) of the undersigned (an “Immediate Family Member”) or to any trust for the direct or indirect benefit of the undersigned or an Immediate Family Member; (C) by will or under the laws of descent to an Immediate Family Member, to any trust for the direct or indirect benefit of an Immediate Family Member, or to any legal representative by way of intestate succession; (D) by way of distributions or contributions to or with any partnership, corporation or limited liability company controlled by the undersigned or by any Immediate Family Member; and (E) if the undersigned is a partnership, limited liability company, corporation or trust, to its affiliates (as defined in Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended), limited partners, general partners, members, shareholders or trust beneficiaries, as applicable; provided that in the case of clauses (A) through (E) the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer;

(iv)                              entry into a written trading plan established pursuant to Rule 10b5-1 of the Exchange Act; provided that no direct or indirect offers, pledges, hedges, sales, contracts to sell, sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans, or other transfers or disposals of any Securities or any securities convertible into or exercisable or exchangeable for Securities or any related transactions may be effected pursuant to such plan during the Lock-Up Period; and

(v)                                 transfer of Securities to the Company (A) upon the exercise of options outstanding as of the date of this Lock-Up Agreement pursuant to employee benefits plans described in the General Disclosure Package and Final Prospectus to purchase Securities on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such exercise, (B) related to the vesting of securities of the Company outstanding as of the date of this Lock-Up Agreement pursuant to employee benefits plans described in the General Disclosure Package and Final Prospectus to cover tax withholding obligations of the undersigned in connection with such vesting, or (C) in

2

connection with the repurchases of Securities by the Company as described in the General Disclosure Package and Final Prospectus;

provided, however that (x) in the case of paragraphs (ii), (iii), (iv), (v)(A) and (v)(B), no filing by any party (including donee, donor, transferee, transferor, trustee or the Company) under the Securities and Exchange Act of 1934, as amended, or other public announcement shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period) and (y) in the case of paragraph (iii), such transfer shall not involve a disposition for value; provided further that clause (v)(C) above shall not apply, and the restrictions contained in this Lock-Up Agreement shall apply in full, to the extent that the Representatives determine, in their reasonable discretion, that any such repurchase by the differs in any material respect from the repurchases described in the General Disclosure Package and Final Prospectus.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

3

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Lock-Up Agreement shall (i) terminate upon written notice from an authorized officer of the Company to the Representatives, executed and delivered prior to the signing of the Underwriting Agreement, that the Company has determined not to proceed with the Offering and (ii) lapse and become null and void if the Follow-On Public Offering Date shall not have occurred on or before May 18, 2015.  This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name of stockholder]

EXHIBIT C

List of Stockholders and Option Holders Executing Lock-Up Agreements

1.                                      Philip R. Hagerman

2.                                      Sean M. Whelan

3.                                      Gary W. Kadlec

4.                                      Jeffrey M. Rowe

5.                                      Atheer A. Kaddis

6.                                      David Dreyer

7.                                      Kenneth Klepper

8.                                      Jennifer Hagerman

9.                                      Megan Lineberger

10.                               Dale Hagerman

11.                               John Hagerman

12.                               Marc Hagerman

13.                               Mike Hagerman

14.                               Kerry Hayes

15.                               Jon Vankirk

16.                               Philip R. Hagerman Irrevocable Trust F/B/O Thomas Hagerman

17.                               Philip R. Hagerman Irrevocable Trust F/B/O Taylor G. Hagerman

18.                               J. Robert VanKirk 2014 Irrevocable Exempt Trust

19.                               Carol L. VanKirk 2014 Irrevocable Exempt Trust

20.                               David F. Ward 2014 Irrevocable Exempt Trust

21.                               Deborah L. Ward 2014 Irrevocable Exempt Trust

22.                               Philip Hagerman 2014 GRAT

23.                               Jocelyn Hagerman 2014 GRAT

24.                               2013 Irrevocable Exempt Trust for Thomas Hagerman

25.                               2013 Irrevocable Exempt Trust for Taylor Hagerman

26.                               2013 Irrevocable Exempt Trust for Jennifer Hagerman

27.                               2013 Irrevocable Exempt Trust for Megan Lineberger

28.                               2014 Irrevocable Exempt Trust for Thomas Hagerman

29.                               2014 Irrevocable Exempt Trust for Taylor Hagerman

30.                               2014 Irrevocable Exempt Trust for Jennifer Hagerman

31.                               2014 Irrevocable Exempt Trust for Megan Lineberger

32.                               PH Marital Trust

33.                               JH Marital Trust

34.                               Philip R. Hagerman Revocable Trust

35.                               JH GST Trust

36.                               Hagerman Family GST Trust

37.                               Rowe Charitable Remainder Unitrust

38.                               Irrevocable Exempt Trust for Melissa Rowe

39.                               Irrevocable Exempt Trust for Matthew Rowe

40.                               Irrevocable Exempt Trust for Anthony Rowe

41.                               Irrevocable Exempt Trust for Aileen Rowe

42.                               Irrevocable Exempt Trust for Christopher Rowe

43.                               Rowe Family GST Trust

2